Exhibit 99.1

Resolute Energy Corporation
Receives Continued Listing Standard Notice from NYSE

DENVER, CO, December 4, 2015 – Resolute Energy Corporation (“Resolute” or the “Company”) (NYSE: REN) announced today that it had received notification on November 30, 2015, from the New York Stock Exchange (“NYSE”) of being below the NYSE’s continued listing standard.  The Company is considered below criteria established by the NYSE because the Company’s average market capitalization fell below $50 million over a trailing consecutive 30 trading-day period and its last reported stockholders’ equity was less than $50 million. The Company’s market capitalization as of December 3, 2015, was approximately $71.3 million.

In accordance with NYSE procedures, the Company has 45 days from the receipt of the notice to submit a business plan to the NYSE demonstrating how it intends to regain compliance with the NYSE’s continued listing standards within eighteen months. Resolute intends to develop and submit such a business plan within the required time frame and will continue to work with the NYSE to attempt to comply with all continued listing standards.

Assuming that the NYSE accepts the plan, the Company will be subject to quarterly monitoring for compliance with the business plan and the Company’s common stock will continue to trade on the NYSE during the eighteen month period, subject to the Company’s compliance with other NYSE continued listing requirements. The NYSE may choose to shorten the usual compliance period if prior to the end of the eighteen months the Company’s market capitalization is over $50 million for two consecutive quarters.

The NYSE notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

As previously announced, Resolute’s common stock trading price is also currently below the NYSE $1.00 per share minimum price requirement.  In consultation with the NYSE, the Company has confirmed that NYSE policies permit the Company a period up until the 2016 annual meeting to bring the trading price of the Company’s common stock back up to the $1.00 continued listing standard.  In the event that the trading price of the Company’s common stock does not increase as a result of market improvement before the 2016 annual stockholder meeting, then, in order to maintain its listing the Company will pursue approval by its stockholders of a reverse stock split, and consummate the reverse stock split promptly following the 2016 annual meeting.

Cautionary Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  Such forward looking statements include statements regarding our expectations regarding future compliance with NYSE listing rules and our intent to submit a compliance plan to the NYSE and to pursue a reverse stock split if necessary.  Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release.  Actual results may differ materially from those contained in the forward looking statements in this press release.  Resolute undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  You are encouraged to review “Cautionary Note Regarding Forward Looking Statements” and “Item 1A - Risk Factors” and all other disclosures appearing in the Company’s Form 10-K for the year ended December 31, 2014, and subsequent filings with the Securities and Exchange Commission for further information on risks and uncertainties that could affect the Company’s businesses, financial condition and results of operations.  All forward-looking statements are qualified in their entirety by this cautionary statement.

About Resolute Energy Corporation

Resolute is an independent oil and gas company focused on the acquisition, exploration, exploitation and development of oil and gas properties, with a particular emphasis on liquids focused, long-lived onshore U.S. opportunities.  Resolute’s properties are located in the Paradox Basin in Utah and the Permian Basin in Texas and New Mexico.

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Contact:

HB Juengling

Vice President - Investor Relations

Resolute Energy Corporation

303-534-4600

hbjuengling@resoluteenergy.com